SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 11, 2015 (November 6, 2015)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 Northern Blvd.

Roslyn, New York, 11576-1514

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OR LISTING.

On November 6, 2015, the Registrant received a letter from The NASDAQ Stock Exchange regarding the Registrant’s failure to comply with NASDAQ Continued Listing Rule (“Rule”) 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days (including, in particular, the period September 25, 2015 through November 5, 2015), the Registrant failed to meet the aforesaid requirement.

Under Rule 5810(c)(3)(A), the Registrant will be provided a compliance period of 180 calendar days, from November 6, 2015 to May 4, 2016, to regain compliance. If at any time during this 180 day period the closing bid price of the Registrant’s security is at least $1.00 for a minimum of ten consecutive business days, the Registrant’s compliance will be regained.

In the event the Registrant does not regain compliance in the first compliance period, it may be eligible to apply for an additional 180 calendar days to regain compliance subject to certain NASDAQ Rules and under the discretion of the NASDAQ Staff. However, if the Registrant is decided to be neither eligible to apply for curing the deficiency nor able to cure the deficiency then, it may be subject to delisting by NASDAQ.

This Form 8-K is filed to satisfy the obligation under Rule 5810(b) that the Registrant publicly disclose the deficiency within four (4) business days after the date of the deficiency letter.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) Effective November 9, 2015, Mr. Anthony S. Chan resigned as a member of the Board of Directors and an Executive Vice President of the Registrant. The Board of Directors accepted Mr. Chan’s resignation. Mr. Chan’s resignation was not the result of any disagreement with the Registrant.

(b) Effective November 9, 2015, the Registrant appointed Mr. Zhikang “Michael” Huang to its Board of Directors. Mr. Huang has been our Chief Operating Officer since 2010. Prior to 2010, he served as Director of Sino-Global Shipping Australia, for which he was responsible for regional operations, marketing and regulation oversight. From 2006 through 2010, Mr. Huang served as our Company’s Vice President, with duties focused on company operation and strategy, international shipping and marketing. From 2004 through 2006, Mr. Huang served as our Company’s Operations Manager, and from 2002 through 2004, he served as an operator with our Company. Mr. Huang obtained his degree in English from Guangxi University in 1999.

ITEM 9.01	EXHIBITS.

Exhibits

99.1	Press release dated November 11, 2015 regarding replacement of director and NASDAQ bid deficiency

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 11, 2015	SINO-GLOBAL SHIPPING AMERICA, LTD.

	By:	/s/ Lei Cao
	Name:	Lei Cao
	Its:	Chief Executive Officer